(LOGO)


CONTACT:
Ana Lopez                           Evan Smith, CFA / Erica Pettit
SFBC International, Inc.            KCSA Worldwide
305-895-0304                        212-896-1251 / 212-896-1248


              SFBC INTERNATIONAL REPORTS THIRD QUARTER 2003 RESULTS
                                      - - -
                     Increased Revenue, Net Earnings and EPS

MIAMI, OCTOBER 20, 2003 -- SFBC INTERNATIONAL, INC. (NASDAQ: SFCC), a provider of specialized drug development services to branded pharmaceutical, biotechnology and generic drug companies, today announced its third quarter results for the period ended September 30, 2003.

Revenue for the third quarter was $29.1 million, an increase of 66.3 percent, compared to $17.5 million for the quarter ended September 30, 2002. For the third quarter of 2003, SFBC recorded net revenues by geographic region of $14.9 million from U.S. operations and $14.2 million from Canadian operations. For the third quarter, SFBC reported gross margins of 40.2 percent compared with gross margins of 44.8 percent in the prior year's period. Net earnings for the third quarter of 2003 increased 54.5 percent to $3.4 million compared to $2.2 million for the third quarter of 2002. Capital expenditures were $1.2 million in the third quarter of 2003. Earnings per fully diluted share were $0.42 in the third quarter of 2003 compared to $0.30 in the third quarter of 2002, an increase of
40.0 percent.

Revenue for the first nine months of 2003 was $70.2 million, an increase of 68.1 percent, compared to $41.8 million for the nine months ended September 30, 2002. For the nine months ended September 30, 2003, SFBC recorded net revenues by geographic region of $36.9 million from U.S. operations and $33.2 million from Canadian operations. For the nine months ended September 30, 2003, SFBC reported gross margins of 42.1 percent compared with gross margins of 45.0 percent in the prior year's period. Net earnings for the first nine months of 2003 increased
51.6 percent to $7.4 million compared to $4.9 million for the first nine months of 2002. Capital expenditures for the nine months ended September 30, 2003 were $3.5 million. Earnings per fully diluted share were $0.93 in the first nine months of 2003 compared to $0.66 in the first nine months of 2002, an increase of 40.9 percent.

Recent highlights:

- In July of 2003, SFBC purchased the remaining 51 percent of Danapharm, a Phase II-IV drug development research business in Ontario, Canada. Danapharm is now wholly-owned by SFBC and was accretive to SFBC's earnings in the third quarter of 2003.

-  In August of 2003, SFBC completed the acquisition of Clinical Pharmacology
   (CP), a private business focused primarily on Phase I clinical research development services, based in Miami, FL. This acquisition was accretive to SFBC's earnings in the third quarter of 2003.

- SFBC was ranked #3 on Forbes Magazine's list of "200 Best Small Companies" in its October 27, 2003 issue. Forbes begins its ranking process with a screen of more than 3,500 companies whose latest 12-month sales were $5 million to $600 million. After a few additional screens, the final ranking places equal weight on growth in sales, earnings and ROE for the past five years and the latest 12 months.

"We are very pleased with the results achieved in the third quarter and the first nine months of 2003 and the growth of both our services and operations," stated Arnold Hantman, chief executive officer of SFBC. "We continue to strengthen our core business of early clinical development services, while reviewing opportunities for additional areas of growth both internally and through acquisitions. Our results for the third quarter reinforce our confidence in SFBC's future outlook."

Lisa Krinsky, M.D., chairman and president, commented, "We remain committed to leveraging our range of specialized drug development services to broaden our client base, to deliver the highest quality results to our clients and to deliver greater value to our shareholders. We believe, our internal growth combined with the integration of our acquisitions over the past several years, including most recently our acquisitions of Clinical Pharmacology and Danapharm, demonstrates the strength and validity of our operating model."

PRO FORMA FINANCIAL INFORMATION

The "pro forma" table below reflects SFBC's actual results of operations for the quarter ended September 30, 2003 and its pro forma results of operations for that quarter. The pro forma adjustment reflects the application of U.S.$970,290 in Canadian tax credits and reclassifies the credits to the costs which generated them. Under U.S. generally accepted accounting principles ("GAAP"), the tax credits are applied as a reduction of "Income tax expense" on the income statement rather than against the actual costs that generated the credits.

SFBC's effective tax rate in the third quarter of 2003 was 20.3 percent compared with 28.4 percent in the third quarter of 2002.

The actual tax rate in the Province of Quebec (including Canadian federal taxes), prior to the application of any credits, is approximately 33 percent compared to approximately 40 percent in the United States. In addition, the Canadian government uses its tax laws and tax credits to encourage employers, like Anapharm, to create jobs and hire persons who perform roles in research and development. Because of Anapharm's clinical research and bioanalytical laboratory activities, the cost of its research personnel is partially offset by these credits. In the pro forma presentation, SFBC reduces the expense which generated the credit by the amount of the credit, and increases income tax expense by a corresponding amount. The end result under the pro forma approach is that SFBC's direct costs and selling, general and administrative expenses are lower and income tax expense is higher. Net income is identical under both the actual and pro forma approaches.

This unaudited pro forma presentation, which is not in conformity with GAAP, assists SFBC's management in comparing its operating margins and income tax rate with those of other companies in its sector. For this reason SFBC believes the pro forma table is useful to investors, but it is presented only for informational purposes and should not be considered to be a substitute for its GAAP results.

FISCAL 2003 GUIDANCE

Based upon SFBC's current business trends and activities, SFBC is increasing its guidance for 2003 to approximately $98 - $103 million in revenue and earnings per share of $1.41 - $1.45. This guidance does not give effect to any increase after September 30, 2003 in SFBC's outstanding shares in connection with its previously announced proposed public offering.

CONFERENCE CALL INFORMATION

SFBC will host a live conference call and listen-only Webcast to discuss its third quarter 2003 results at 8:30 A.M. EDT today, Monday, October 20, 2003. To participate in the conference call, please dial 877-297-4509 (United States) or 973-935-2100 (International). A listen-only Webcast of the conference call will be available at www.sfbci.com.

For those unable to participate in the live conference, there will be an audio replay available from September 20, 2003 at 11:00 A.M. EDT through October 27, 2003 at 11:59 P.M. EST, by dialing 877-519-4471 (Domestic) or 973-341-3080
(International) and entering the pass code: 4230359 for both telephone numbers. In addition, a replay of the live Webcast will also be available at www.sfbci.com from October 20, 2003 at 11:00 A.M. EDT through November 19, 2003 at 11:59 P.M. EST.

ABOUT SFBC INTERNATIONAL, INC.

SFBC International, Inc. is a contract research organization, providing a range of specialized drug development services to branded pharmaceutical, biotechnology and generic drug companies. SFBC is a provider of early clinical development services, specializing primarily in the areas of Phase I and Phase II clinical trials and bioanalytical laboratory services. SFBC also provides a range of complementary services to its clients, including early clinical pharmacology research, biostatistics and data management, and regulatory and drug submission as well as Phase III and Phase IV clinical trial management services in select therapeutic areas. Additional information is available at www.sfbci.com.

FORWARD-LOOKING STATEMENTS

The statements made in this press release concerning 2003 guidance, the strength of SFBC's business and operating model, its future outlook including internal growth and acquisitions, delivering greater value to its shareholders and quality results to its clients, and leveraging its services are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Additionally words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, SFBC's ability to integrate CP and its clients and employees, changes affecting the clinical research industry, a reduction of outsourcing by pharmaceutical and biotechnology companies, SFBC's ability to compete nationally in attracting pharmaceutical companies in order to develop additional business, its continued ability to recruit participants for clinical studies, its clients' ability to provide the drugs and medical devices used in its clinical trials, the economic climate nationally and internationally as it affects drug development operations, completion of its proposed public offering and the future market price of its stock.

Further information on SFBC's risk factors is contained in its pending registration statement, Form 10-KSB and other filings with the Securities and Exchange Commission. The information provided herein and in the attached tables is as of the date of this release and SFBC assumes no obligation to update this information.

                                    # # #

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
================================================================================

                                                          Three Months Ended             Nine Months Ended
                                                             September 30,                 September 30,
                                                          2003           2002           2003            2002
                                                          ----           ----           ----            ----
Net revenue                                            $29,078,652    $17,483,334    $70,232,241    $41,786,754
Costs and expenses
     Direct costs                                       17,396,095      9,652,769     40,653,670     22,968,544
     Selling, general and administrative expenses        7,284,094      4,777,248     20,331,372     12,363,767
                                                       -----------    -----------    -----------    -----------
          Total costs and expenses                      24,680,189     14,430,017     60,985,042     35,332,311
          Earnings from operations                       4,398,463      3,053,317      9,247,199      6,454,443
Other income (expense)
     Interest income                                        26,469         94,463        116,155        397,510
     Interest expense                                     (126,418)       (86,079)      (303,439)      (218,821)
                                                       -----------    -----------    -----------    -----------
          Total other income (expense)                     (99,949)         8,384       (187,284)       178,689
                                                       -----------    -----------    -----------    -----------
          Earnings before taxes                          4,298,514      3,061,701      9,059,915      6,633,132
Income tax expense                                         873,549        868,833      1,667,600      1,755,423
                                                       -----------    -----------    -----------    -----------
          Net earnings                                 $ 3,424,965    $ 2,192,868    $ 7,392,315    $ 4,877,709
                                                       ===========    ===========    ===========    ===========
Earnings per share:
     Basic                                             $      0.45    $      0.31    $      1.00    $      0.70
                                                       ===========    ===========    ===========    ===========
     Diluted                                           $      0.42    $      0.30    $      0.93    $      0.66
                                                       ===========    ===========    ===========    ===========
Shares used in computing earnings per share:
     Basic                                               7,669,132      7,147,119      7,373,888      7,003,028
                                                       ===========    ===========    ===========    ===========
     Diluted                                             8,227,141      7,311,041      7,906,430      7,380,874
                                                       ===========    ===========    ===========    ===========

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED BALANCE SHEET INFORMATION
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2003
-------------------------------------------------------------------------------


                                                  (Unaudited)          (Audited)
                                                 September 30,        December 31,
                                                      2003                2002
                                                 -------------        ------------
ASSETS
Cash and cash equivalents                         $  7,370,355        $ 6,361,496
Accounts receivable                                 31,381,159         21,753,778
Total current assets                                45,343,459         35,419,001

Fixed assets                                        19,934,769         16,612,579

Total assets                                       117,926,264         85,959,440

LIABILITIES and STOCKHOLDERS' EQUITY
Current liabilities                                 22,142,096         14,613,794

Total liabilities                                   29,817,302         17,400,750

Stockholders' equity                                88,108,962         68,558,690

Total liabilities and stockholders' equity        $117,926,264        $85,959,440

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
SELECTED UNAUDITED PRO FORMA QUARTERLY  AND YEAR-TO-DATE DISCLOSURES
FOR THE THREE AND NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2003 (ALL IN US$)


RECAST PRO FORMA INCOME STATEMENT TO REFLECT THE IMPACT
OF CANADIAN TAX CREDITS


                                                                                                        ADJUSTED
                                                                                                       PRO FORMA
                                                                                                         INCOME
                                                                                         CANADIAN      REFLECTING
                                                                    REPORTED               TAX          CANADIAN
                                                                     ACTUAL               CREDIT      TAX CREDITS
                                                                  RESULTS FOR          RECLASS. FOR     FOR THE
                                                                    THE THREE            THE THREE       THREE
                                                                  MONTH PERIOD         MONTH PERIOD   MONTH PERIOD
                                                                      ENDED               ENDED          ENDED
                                                                   9/30/2003            9/30/2003      9/30/2003
                                                                                           (A)            (B)

Net revenue                                                   $ 29,078,652   100.0%                    $29,078,652        100.0%

Costs and expenses
      Direct costs                                              17,396,095    59.8%     $ (840,580)     16,555,515         56.9%
      Selling, general and administrative expenses               7,284,094    25.0%       (129,710)      7,154,384         24.6%
                                                              ------------              ----------     -----------
           Total costs and expenses                             24,680,189    84.9%       (970,290)     23,709,899         81.5%
           Earnings from operations                              4,398,463    15.1%        970,290       5,368,753         18.5%
Other income (expense)
      Interest income                                               26,469                                  26,469
      Interest expense                                            (126,418)                               (126,418)
                                                              ------------              ----------     -----------
           Total other income (expense)                            (99,949)                     --         (99,949)
                                                              ------------              ----------     -----------
           Earnings before taxes                                 4,298,514                 970,290       5,268,804
Income tax expense                                                 873,549    20.3%        970,290       1,843,839         35.0%
                                                              ------------              ----------     -----------
Net earnings                                                   $ 3,424,965    11.8%     $       --     $ 3,424,965         11.8%
                                                              ============              ==========     ===========
Earnings per share
      Basic                                                         $ 0.45                                  $ 0.45
                                                              ============                             ===========
      Diluted                                                       $ 0.42                                  $ 0.42
                                                              ============                             ===========
Shares used in computing earnings per share
      Basic                                                      7,669,132                               7,669,132
                                                              ============                             ===========
      Diluted                                                    8,227,141                               8,227,141
                                                              ============                             ===========

                                                                                                          ADJUSTED
                                                                                                         PRO FORMA
                                                                                                           INCOME
                                                                                         CANADIAN        REFLECTING
                                                                 REPORTED                  TAX            CANADIAN
                                                                  ACTUAL                  CREDIT        TAX CREDITS
                                                               RESULTS FOR             RECLASS. FOR       FOR THE
                                                                 THE NINE                THE NINE           NINE
                                                               MONTH PERIOD            MONTH PERIOD     MONTH PERIOD
                                                                   ENDED                  ENDED            ENDED
                                                                9/30/2003               9/30/2003        9/30/2003
                                                                                           (A)              (B)
Net revenue                                                   $ 70,232,241   100.0%                    $ 70,232,241         100.0%

Costs and expenses
      Direct costs                                              40,653,670    57.9%    $ (2,026,078)        38,627,592       55.0%
      Selling, general and administrative expenses              20,331,372    28.9%      $ (379,223)        19,952,149       28.4%
                                                              ------------             ------------    ---------------
           Total costs and expenses                             60,985,042    86.8%      (2,405,301)        58,579,741       83.4%
           Earnings from operations                              9,247,199    13.2%       2,405,301         11,652,500       16.6%
Other income (expense)
      Interest income                                              116,155                                     116,155
      Interest expense                                            (303,439)                                   (303,439)
                                                              ------------             ------------    ---------------
           Total other income (expense)                           (187,284)                      --           (187,284)
                                                              ------------             ------------    ---------------
           Earnings before taxes                                 9,059,915                2,405,301         11,465,216
Income tax expense                                               1,667,600    18.4%     $ 2,405,301          4,072,901       35.5%
                                                              ------------             ------------    ---------------
Net earnings                                                   $ 7,392,315    10.5%            $ (0)   $     7,392,315       10.5%
                                                              ============             ============    ===============
Earnings per share
      Basic                                                         $ 1.00                                      $ 1.00
                                                              ============                             ===============
      Diluted                                                       $ 0.93                                      $ 0.93
                                                              ============                             ===============
Shares used in computing earnings per share
      Basic                                                      7,373,888                                   7,373,888
                                                              ============                             ===============
      Diluted                                                    7,906,430                                   7,906,430
                                                              ============                             ===============


(A) The Canadian government encourages R&D activities by partially offsetting their costs through tax credits. Under U.S. generally accepted accounting principles ("GAAP") these credits are applied against "Income tax expense" on the income statement rather than against the underlying "Direct costs" or Selling, general and administrative expenses" that generated the credit. The Company's current statutory rate on profits for U.S. operations is approximately 40%. The statutory tax rate in Quebec Province in Canada where SFBC operates is approximately 33% (before the application of the tax credits).

(B) During the three and nine-month periods ended September 30, 2003, Anapharm generated $970,290 and $2,405,301, respectively, in tax credits. This column shows the pro-forma impact on SFBC's operating results and ratios if these credits were applied against the underlying expense line items that generated the credit rather than applying the credits against "Income tax expense". SFBC believes that the above pro forma presentation, which is not in conformity with GAAP, assists its management in comparing its operating margins and income tax rates to those of other companies in its sector. For this reason, SFBC believes that the pro forma table is useful to investors, but it is presented for informational purposes and should not be considered as a substitute for its GAAP results.

NET REVENUE BY GEOGRAPHIC REGION

                                                                THE THREE          THE NINE
                                                              MONTH PERIOD       MONTH PERIOD
                                                                  ENDED             ENDED
                                                               9/30/2003          9/30/2003

Net revenue from Canadian operations                          $ 14,154,861       $ 33,322,671
Net revenue from U.S. operations                                14,923,791         36,909,570
                                                              ------------       ------------

Total for the period ended September 30, 2003                 $ 29,078,652       $ 70,232,241
                                                              ============       ============